As filed with the Securities and Exchange Commission on September 16, 2005
                                                    Registration Nos. 333-127507
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                 Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              Cytec Industries Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-3268660
                      (I.R.S. Employer Identification No.)

                           Five Garret Mountain Plaza
                             West Paterson, NJ 07424
                                 (973) 357-3100
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             ----------------------

                                 Roy Smith, Esq.
                  Vice President, General Counsel and Secretary
                              Cytec Industries Inc.
                           Five Garret Mountain Plaza
                             West Paterson, NJ 07424
                                 (973) 357-3100

                             ----------------------

                                   Copies to:
                                Robert W. Downes
                             Sullivan & Cromwell LLP
                                125 Broad Street
                            New York, New York 10004
                                 (212) 558-4000
                             ----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

                             ----------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.    |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.    |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.    |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    |_|

                                ----------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     Information Not Required in Prospectus


Item 14.    Other Expenses of Issuance and Distribution

     The following is a statement of the expenses (all of which are estimated other than the SEC registration fee and NASD fees) to be incurred by Cytec Industries Inc. in connection with the distribution of the securities registered under this registration statement:

        -------------------------------------------- -----------------
                                                          Amount
                                                        to be paid
        -------------------------------------------- -----------------
        SEC registration fee.....................           $70,620
        -------------------------------------------- -----------------
        Legal fees and expenses..................           200,000
        -------------------------------------------- -----------------
        Accounting fees and expenses.............            85,000
        -------------------------------------------- -----------------
        Printing fees............................            30,000
        -------------------------------------------- -----------------
        Rating agency fees.......................           350,000
        -------------------------------------------- -----------------
        Trustee's fees and expenses..............            15,000
        -------------------------------------------- -----------------
        Miscellaneous............................            49,380
        -------------------------------------------- -----------------
                 Total...........................          $800,000
        -------------------------------------------- -----------------

Item 15.    Indemnification of Directors and Officers

     Our By-laws provide that we shall indemnify, to the extent permitted by Delaware law, our directors, officers and employees against liabilities (including expenses, judgments and settlements) incurred by them in connection with any actual or threatened action, suit or proceeding to which they are or may become parties and which arises out of their status as directors, officers or employees.

     Sections 145(a) and 145(b) of the Delaware General Corporation Law ("DGCL") permit a corporation to indemnify any director, officer, employee or agent of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement or incurred by him in connection with any proceeding arising out of his status as director, officer, employee or agent if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. To the extent that such a person has been successful in defense of any such action or claim, Section 145(c) provides that he shall be indemnified against expenses incurred by him in connection therewith.

     As permitted by Section 102(b)(7) of the DGCL, Article Ninth of our Certificate of Incorporation limits the personal liability of our directors to us or our shareholders for monetary damages for breach of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.


Item 16.    Exhibits

---------------- -------------------------------------------------- --------------------------------------------------
    Exhibit                         Description                      Incorporated by Reference to Filings Indicated
      No.
---------------- -------------------------------------------------- --------------------------------------------------
      1.1        Form of Underwriting Agreement for debt                                    *
                 securities.
---------------- -------------------------------------------------- --------------------------------------------------
      1.2        Form of Underwriting Agreement for preferred                               *
                 stock.
---------------- -------------------------------------------------- --------------------------------------------------
      1.3        Form of Underwriting Agreement for common stock.                           *
---------------- -------------------------------------------------- --------------------------------------------------



---------------- -------------------------------------------------- --------------------------------------------------
      4.1        Specimen of certificate representing common        Exhibit 4.1 to Registration Statement on Form 10
                 stock, par value $0.01 per share.
---------------- -------------------------------------------------- --------------------------------------------------
      4.2        Trust Indenture dated as of March 15, 1998,        Exhibit 4.1 to Current Report on Form 8-K dated
                 between the registrant and The Chase Manhattan     March 18, 1998
                 Bank, as Trustee.
---------------- -------------------------------------------------- --------------------------------------------------
      4.3        First Supplemental Indenture, dated as of May      Exhibit 4.2 to Quarterly Report on Form 10-Q
                 for 11, 1998, between the registrant and The Chase the quarter ended March 31, 1998
                 Manhattan Bank, as Trustee.
---------------- -------------------------------------------------- --------------------------------------------------
      4.4        Form of debt security (contained in Exhibit 4.2).
---------------- -------------------------------------------------- --------------------------------------------------
      5.1        Opinion of Roy Smith, Esq.                                                **
---------------- -------------------------------------------------- --------------------------------------------------
     12.1        Statement re: computation of ratios of earnings                           **
                 to fixed charges.
---------------- -------------------------------------------------- --------------------------------------------------
     23.1        Consent of KPMG LLP.                                                      ***
---------------- -------------------------------------------------- --------------------------------------------------
     23.2        Consent of PricewaterhouseCoopers Reviseurs                               ***
                 d'Entreprises.
---------------- -------------------------------------------------- --------------------------------------------------
     23.3        Consent of Roy Smith, Esq. (included in Exhibit
                 5.1).
---------------- -------------------------------------------------- --------------------------------------------------
     24.1        Power of Attorney.                                                        **
---------------- -------------------------------------------------- --------------------------------------------------
     25.1        Statement of Eligibility of Trustee.                                      **
---------------- -------------------------------------------------- --------------------------------------------------

---------------------------------------------

* To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**   Previously filed.

***  Filed herewith


Item 17.    Undertakings

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) The undersigned registrant hereby under takes to file an application for the purpose of determining the eligibility of the trustee under subsection
(a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Paterson, New Jersey on September 16, 2005.


                                         CYTEC INDUSTRIES INC.

                                         By:   /s/ J.P. Cronin
                                            ------------------------------------
                                            Name:  James P. Cronin
                                            Title: Executive Vice President and
                                                   Chief Financial officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to registration statement has been signed by the following persons in the capacities on September 16, 2005.


------------------------------------------------------ ----------------------------------------------------------
                      Signature                                                  Title
------------------------------------------------------ ----------------------------------------------------------
                          *
            -----------------------------                            Chairman of the Board, Chief
                      D. Lilley                                          Executive Officer and
                                                                President (principal executive officer)
------------------------------------------------------ ----------------------------------------------------------

                          *
            -----------------------------                            Executive Vice President and
                     J.P. Cronin                                        Chief Financial Officer
                                                                       (principal financial and
                                                                          accounting officer)
------------------------------------------------------ ----------------------------------------------------------


            -----------------------------                                      Director
                     J.E. Akitt
------------------------------------------------------ ----------------------------------------------------------

                          *
            -----------------------------                                      Director
                     C.A. Davis
------------------------------------------------------ ----------------------------------------------------------

                          *
            -----------------------------                                      Director
                   A.G. Fernandes
------------------------------------------------------ ----------------------------------------------------------

                          *
            -----------------------------                                      Director
                  L.L. Hoynes, Jr.
------------------------------------------------------ ----------------------------------------------------------

                          *
            -----------------------------                                      Director
                    B.C. Johnson
------------------------------------------------------ ----------------------------------------------------------



------------------------------------------------------ ----------------------------------------------------------
                      Signature                                                  Title
------------------------------------------------------ ----------------------------------------------------------

                          *
            -----------------------------                                      Director
                     W.P. Powell
------------------------------------------------------ ----------------------------------------------------------

                          *
            -----------------------------                                      Director
                     J.R. Satrum
------------------------------------------------------ ----------------------------------------------------------

                          *
            -----------------------------                                      Director
                     R.P. Sharpe
------------------------------------------------------ ----------------------------------------------------------

                          *
            -----------------------------                                      Director
                    J.R. Stanley
------------------------------------------------------ ----------------------------------------------------------


*    By:  /s/ Roy Smith, as Attorney-in-Fact
          -----------------------------------